RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE EAGLE BULK SHIPPING INC.
2016 EQUITY INCENTIVE PLAN
This Restricted Stock Unit Award Agreement (the “Award Agreement”) effective as of [●], 2023 (the “Date of Grant”), is made by and between Eagle Bulk Shipping Inc., a Republic of the Marshall Islands company (the “Company”), and [●] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan (as may be amended from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of Restricted Stock Unit. The Company hereby grants to the Participant [●] restricted stock units (the “Restricted Stock Units”), subject to all of the terms and conditions of this Award Agreement and the Plan.
2.Time-Vesting Restricted Stock Units. Subject to Section 5, [●] of the Restricted Stock Units (the “Time-Vested RSUs”) shall vest, and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments on each of the following dates (each, a “Time Vesting Date”): January 2, 2024, January 2, 2025, and January 2, 2026, subject to the Participant’s continued employment with the Company or any of its Affiliates on the applicable Time Vesting Date; provided, however, that in the event that the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, as defined below (a “Qualifying Termination”) prior to the applicable Time Vesting Date, then, notwithstanding anything herein to the contrary and except as otherwise provided in the Employment Agreement (as defined below), the Participant shall become vested in the number of Time-Vested RSUs that would otherwise have become vested on the next applicable Time Vesting Date, if any, following such Qualifying Termination, as set forth below:

Date of Termination	Vested Restricted Shares (%)
Prior to January 2, 2024	33%
On or after January 2, 2024 but prior to January 2, 2025	66%
On or after January 2, 2025	100%

For purposes of this Award Agreement, “Good Reason” shall have the meaning set forth in the Participant’s Employment Agreement by and among the Company, Eagle Shipping International (USA) LLC and the Participant, dated [●], [●], as may be amended from time to time (the “Employment Agreement”).
3.Performance-Vesting Restricted Stock Units.
(a)Subject to Section 5, [●] of the Restricted Stock Units (the “EPS Performance-Vested RSUs”) shall vest and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments with the first installment vesting on certification by the Administrator of the EPS Performance (as defined below), and the second and third installments vesting on each of January 2, 2025, and January 2, 2026 (each, an “EPS Vesting Date”), subject to the Participant’s continued employment with the Company or any of its Affiliates on each EPS Vesting Date; provided that the actual number of EPS Performance-Vested RSUs that may become vested under the foregoing schedule shall be equal the product, rounded down to the nearest whole number, of (i) the target
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number of EPS Performance-Vested RSUs multiplied by (ii) the EPS Percentage determined as follows:

Performance Level	EPS Performance ($)	EPS Percentage
Threshold	$[●]	0.0%
Target	$[●]	100.0%
Maximum	$[●] or greater	200.0%

For purposes of this Section 3(a), “EPS Performance” means the Company’s basic earnings per share (net income/(loss) per share) as reported in the Company’s audited consolidated financial statements for fiscal year 2023 (such fiscal period, the “EPS Performance Period”), but excluding the impact of shares that may be issued upon conversion of the Company’s outstanding convertible bonds, and as shall or may be further adjusted by the Administrator in accordance with the Plan. The EPS Percentage shall be 0% for EPS Performance at or below the Threshold Performance Level. For EPS Performance between two Performance Levels as set forth above, the EPS Percentage shall be determined by straight line interpolation between the percentages set forth for such Performance Levels.
Notwithstanding anything herein to the contrary and except as otherwise provided in the Employment Agreement, if prior to the first EPS Vesting Date the Participant’s employment with the Company is terminated in a Qualifying Termination or there occurs a Change in Control, then:
(i)In the case of a Qualifying Termination, the Participant shall become vested on the first EPS Vesting Date in the number of EPS Performance-Vested RSUs that otherwise would thereon become vested based on actual EPS Performance through the end of the EPS Performance Period; or
(ii)In the case of a Change in Control (prior to the first EPS Vesting Date), the Participant shall be eligible to continue to vest upon the Change in Control in EPS Performance-Vested RSUs that would be eligible to vest based on actual EPS Performance as of the date of the Change in Control, if determinable; provided that if actual EPS Performance as of the date of the Change in Control is not determinable, the Participant shall be eligible to vest in the number of EPS Performance-Vested RSUs that otherwise would have been earned assuming Target Performance Level was achieved. Earned EPS Performance-Vested RSUs would continue to vest per their normal vesting schedule (i.e., the anniversary of grant date).
If the Participant’s employment with the Company is terminated in a Qualifying Termination after the first EPS Vesting Date, then, notwithstanding anything herein to the contrary and except as otherwise provided in the Employment Agreement, the Participant shall become vested in the number of EPS-Vested RSUs that would otherwise have become vested on the next applicable EPS Vesting Date, if any, following such Qualifying Termination.
(b)Subject to Section 5, [●] of the Restricted Stock Units (the “TSR Performance-Vested RSUs”) shall vest, and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments with the first installment vesting on certification by the Administrator of the Relative TSR Performance (as defined below), and the second and third installments vesting on each of January 2, 2025, and January 2, 2026 (each, a “TSR Vesting Date”), subject to the Participant’s continued employment with the Company or any of its Affiliates on each TSR Vesting Date; provided that the actual number of TSR Performance-Vested RSUs that may become vested under the foregoing schedule shall be equal to the product, rounded down to the nearest whole number, of (i) the target number of TSR Performance-Vested RSUs multiplied by (ii) the TSR Percentage determined as follows:

Relative TSR[1]	TSR Percentage
7th vs. Competitors	0%
6th vs. Competitors	33%
5th vs. Competitors	67%
4th vs. Competitors (Target)	100%
3rd vs. Competitors	133%
2nd vs. Competitors	167%
1st vs. Competitors (Max)	200%
Where the TSR Percentage is determined by interpolating the Company’s performance between peers ranked immediately above and below the Company’s performance level; provided, however, that the TSR Percentage shall be capped at 100% if the Company’s absolute TSR over the performance period is negative.
For purposes of this Section 3(b), “TSR” means the appreciation (depreciation) between the per share beginning price and ending price of a relevant company’s common stock for the period commencing on January 1, 2023 and ending on December 31, 2023 (the “TSR Performance Period”) on an applicable securities exchange or interdealer quotation system, plus dividends paid during the TSR Performance Period; provided that the per share beginning price shall be determined using the 20-trading-day average for the averaging period of 20 trading days beginning on the first day of the TSR Performance Period, and the per share ending price shall be determined using the 20-trading-day average for the averaging period of 20 trading days ending on the final day of the TSR Performance Period; provided further, that if for any reason a company’s common stock ceases during the TSR Performance Period to be publicly traded and is no longer listed or quoted on any securities exchange or interdealer quotation system, then the averaging period for determining the per share ending price for such company’s common stock shall be the 20 trading days ending on the final trading date for that company’s common stock.
Notwithstanding anything herein to the contrary and except as otherwise provided in the Employment Agreement, if prior to the first TSR Vesting Date the Participant’s employment with the Company is terminated in a Qualifying Termination or there occurs a Change in Control, then:
(i)In the case of a Qualifying Termination, the Participant shall become vested on the first TSR Vesting Date in the number of TSR Performance-Vested RSUs that otherwise would thereon become vested based on actual Relative TSR for the TSR Performance Period; or
(ii)In the case of a Change in Control (prior to the first TSR Vesting Date), the Participant shall be eligible to continue to vest upon the Change in Control in TSR Performance-Vested RSUs that would be eligible to vest based on actual TSR Performance through of the date of the Change in Control, if determinable; provided that if actual TSR Performance as of the date of the Change in Control is not determinable, the Participant shall be eligible to vest in the number of TSR Performance-Vested RSUs that otherwise would have been earned assuming TSR Percentage of 100% (i.e., Target Level achievement). Earned TSR Performance-Vested RSUs would continue to vest per their normal vesting schedule (i.e., the anniversary of grant date).
If the Participant’s employment with the Company is terminated in a Qualifying Termination after the first TSR Vesting Date, then, notwithstanding anything herein to the contrary and except as otherwise provided in the Employment Agreement, the Participant shall become vested in the number of TSR-
1 Relative TSR reflects relative performance compared to the following seven direct competitors: Genco Shipping, Pacific Basin Shipping, Star Bulk Carriers, Diana Shipping, Golden Ocean Group, Safe Bulkers, and Pangaea Logistics Solutions.

Vested RSUs that would otherwise have become vested on the next applicable TSR Vesting Date, if any, following such Qualifying Termination.
4.Restrictions. The Restricted Stock Units granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture as described in Sections 2 and 3 and until any additional requirements or restrictions contained in this Award Agreement have been otherwise satisfied, terminated or expressly waived by the Company in writing.
5.Holding Period for Common Shares Issued in Respect of TSR Performance-Vested RSUs. If and when any TSR Performance-Vested RSUs become vested under Section 3(b), each such share of Common Stock that issued on settlement of such Restricted Stock Units and not withheld by the Company to satisfy tax withholding obligations pursuant to Section 11 shall be subject to a mandatory holding period of one year starting on the applicable TSR Vesting Date for such share, and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the first anniversary of the applicable TSR Vesting Date.
6.Termination of Employment. Except as provided above in Sections 2 and 3, upon the Participant’s termination of employment for any reason, any portion of the Restricted Stock Units which has not vested as of the date of such termination shall be forfeited.
7.Settlement of Restricted Stock Units. Any Restricted Stock Unit granted hereunder that has vested pursuant to Section 2, 3(a) or 3(b) of this Award Agreement shall be settled in accordance with Section 2.7(a) of the Plan as soon as practicable following the applicable date of vesting, and in any event no later than the last day of the calendar year in which such vesting occurs; provided that any EPS Performance-Vested RSUs that vest on the first EPS Vesting Date shall be settled no later than December 31 next following the last day of the EPS Performance Period, and any TSR Performance-Vested RSUs that vest on the first TSR Vesting Date shall be settled no later than December 31 next following the last day of the TSR Performance Period. Upon settlement, the vested Restricted Stock Units shall be settled in one share of Common Stock for each such Restricted Stock Unit or, if determined by the Administrator in its sole discretion, in a cash payment equal to the Fair Market Value of one share of Common Stock for each such Restricted Stock Unit.
8.Dividend Equivalent Rights. If the Company declares a cash dividend on the shares of Common Stock before all Restricted Stock Units have been either settled or forfeited, the Participant shall be credited on the dividend payment date with dividend equivalents in an amount equal to the dividend paid per share of Common Stock multiplied by the number of unvested Restricted Stock Units that have not been forfeited as of such dividend payment date. Dividend equivalents shall be withheld by the Company for the Participant’s account and shall be subject to the same vesting and forfeiture restrictions as the Restricted Stock Units to which they are attributable. Dividend equivalents credited to the Participant shall be paid on the same date that the Restricted Stock Units to which they are attributable are settled in accordance with Section 7 hereof, and shall be distributed in cash.
9.Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of this Award Agreement shall govern.
10.No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment at any time for any reason whatsoever, with or without Cause.

11.Tax Withholding. The Company shall withhold the amount of applicable withholding taxes by having the Company deduct from any shares delivered upon settlement of the Restricted Stock Units such shares having a value equal to the statutory withholding liability with respect to the Restricted Stock Units. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.
12.Code Section 409A. It is intended that this Award Agreement comply with Section 409A of the Code, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Participant in connection with this Award Agreement, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Participant or any beneficiary harmless from any or all of such taxes or penalties.
13.Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.
14.Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
15.No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by Participant.
16.Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
17.Entire Award Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements with respect to the subject matter thereof.
18.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
19.Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
20.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date set forth above.

EAGLE BULK SHIPPING INC.

By:
Name:
Title:
The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Unit Award Agreement.
PARTICIPANT

By:
Name:

Signature page to Restricted Stock Unit Award Agreement